
CREDIT SUISSE FIRST BOSTON                                                                       Exhibit 20      Page 1
                                    Key Bank USA, N.A. Automotive Specialty Finance

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                       January 1, 1999 through January 31, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                      $110,005,944.94
(B) Class A Noteholders' Percentage                                                                         67.00%
(C) Original Class A Note Balance                                                                  $73,703,000.00
(D) Class A Note Rate                                                                                        6.35%
(E) Class B Noteholders' Percentage                                                                         17.00%
(F) Original Class B Note Balance                                                                  $18,701,000.00
(G) Class B Note Rate                                                                                        6.65%
(H) Class C Noteholders' Percentage                                                                         10.00%
(I) Original Class C Note Balance                                                                  $11,000,000.00
(J) Class C Note Rate                                                                                        7.20%
(K) Class D Certificateholders' Percentage                                                                   6.00%
(L) Original Class D Certificate Balance                                                            $6,601,944.94
(M) Class D Certificate Rate                                                                                 0.00%
(N) Servicing Fee Rate                                                                                       3.50%
(O) Original Weighted Average Coupon (WAC)                                                                  20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                          54.68 months
(Q) Number of Contracts                                                                                     9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                          5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                          2,200,118.90
    (iii) Initial Deposit                                                                            1,650,089.17

(S) Noteholders' Percentage                                                                                 94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                  Total Trust
------------------------------------------------                                                  -----------

(A) Total Portfolio Outstanding                                                                    $49,870,301.58
(B) Total Portfolio Pool Factor                                                                         0.4533419
(C) Class A Note Balance                                                                           $33,087,167.36
(D) Class A Principal Factor                                                                            0.4489257
(E) Class A Interest Carryover Shortfall                                                                     0.00
(F) Class A Principal Carryover Shortfall                                                                    0.00
(G) Class B Note Balance                                                                            $8,395,358.61
(H) Class B Principal Factor                                                                            0.4489257
(I) Class B Interest Carryover Shortfall                                                                     0.00
(J) Class B Principal Carryover Shortfall                                                                    0.00
(K) Class C Note Balance                                                                            $4,938,182.18
(L) Class C Principal Factor                                                                            0.4489257
(M) Class C Interest Carryover Shortfall                                                                     0.00
(N) Class C Principal Carryover Shortfall                                                                    0.00
(O) Class D Certificate Balance                                                                     $3,449,593.40
(P) Reserve Account Balance                                                                          4,753,017.02
(Q) Payahead Account Balance                                                                           129,784.30
(R) Aggregate Subordinated Servicing Fees to Date                                                    2,554,315.37
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                      0.00
(T) Cumulative Net Losses for All Prior Periods                                                     14,006,377.88
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.89%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                            36.70 months
(W) Number of Contracts                                                                                     5,506

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                               $1,614,275.09
    (ii)  Interest Payments Received                                                                   792,526.23
    (iii) Repurchased Loan Principal                                                                         0.00
    (iv)  Repurchased Loan Interest                                                                          0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                              15,633.38
(C) Amount Applied From Payahead Account                                                                     0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.89%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                        35.73 months
(F) Remaining Number of Contracts                                                                           5,318
(G) Delinquent Contracts

                                                                            Contracts                    Amount
                                                                            ---------                    ------

    (i)   30-59 Days Delinquent                                               165           3.10%   $1,485,907.97     3.16%
    (ii)  60-89 Days Delinquent                                                 1           0.02%        8,495.54     0.02%
    (iii) 90 Days or More Delinquent                                            0           0.00%            0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                        $680,364.90
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                         $1,161,076.00
    (ii)  Net Liquidation Proceeds Received During the Collection Period                               366,288.29
    (iii) Recoveries on Previously Liquidated Contracts                                                114,422.81
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                           120


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                     Vice-President                    02/10/99
/s/ Thomas R
---------------------------------------------------                   ----------
Signature                                  Title                         Date



CREDIT SUISSE FIRST BOSTON                                                             Exhibit 20           Page 2
                           Key Bank USA, N.A. Automotive Specialty Finance

                         MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                               January 1, 1999 through January 31, 1999
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                     $1,614,275.09
(B) Interest Payments Received (C(A)ii)                                                        792,526.23
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                   480,711.10
(D) Principal on Repurchased Contracts (C(A)iii)                                                     0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                       0.00
                                                                                         ----------------

(F) Total Collections (A+B+C+D+E)                                                           $2,887,512.42

                                                                                         ----------------

(G) Total Available Amount (F)                                                              $2,887,512.42

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                     $1,614,275.09
(B) Principal on Repurchased Contracts (C(A)iii)                                                     0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                1,161,076.00
                                                                                         ----------------
(D) Principal Distribution Amount (A+B+C)                                                   $2,775,351.09


(E) Current Servicing Fee Due                                                                 $145,455.05
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                            0.00
                                                                                         ----------------
(G) Total Servicing Fees Payable                                                               145,455.05
(H) Servicing Fees Paid from Collection Account                                                145,455.05
(I) Reserve Account Draw for Servicing Fees Payable                                                  0.00
(J) Servicing Fee Shortfall                                                                          0.00
(K) Current Subordinated Servicing Fee                                                               0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                         2,554,315.37

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                       $175,086.26
    (ii)   Class A Interest Distributable Amount                                               175,086.26
    (iii)   Class A Monthly Principal Distributable Amount                                   1,859,488.99
    (iv)   Class A Principal Distributable Amount                                            1,859,488.99
                                                                                         ----------------

    (v) Total Distributable Amount (i+ii)                                                   $2,034,575.25
    (vi) Class A Interest Paid from Collection Account                                         175,086.26
    (vii) Reserve Account Draw for Class A Interest Payable                                         $0.00
    (viii) Class A Interest Carryover Shortfall                                                     $0.00
    (ix) Class A Principal Paid from Collection Account                                      1,859,488.99
    (x) Reserve Account Draw for Class A Principal Payable                                           0.00
    (xi) Class A Principal Carryover Shortfall                                                       0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                        $46,524.28
    (ii)   Class B Interest Distributable Amount                                                46,524.28
    (iii)   Class B Monthly Principal Distributable Amount                                     471,816.66
    (iv)   Class B Principal Distributable Amount                                              471,816.66
                                                                                         ----------------

    (v) Total Distributable Amount (i+ii)                                                     $518,340.94
    (vi) Class B Interest Paid from Collection Account                                          46,524.28
    (vii) Reserve Account Draw for Class B Interest Payable                                         $0.00
    (viii) Class B Interest Carryover Shortfall                                                     $0.00
    (ix) Class B Principal Paid from Collection Account                                        471,816.66
    (x) Reserve Account Draw for Class B Principal Payable                                           0.00
    (xi) Class B Principal Carryover Shortfall                                                       0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                        $29,629.09
    (ii)   Class C Interest Distributable Amount                                                29,629.09
    (iii)   Class C Monthly Principal Distributable Amount                                     277,524.37
    (iv)   Class C Principal Distributable Amount                                              277,524.37
                                                                                         ----------------

    (v) Total Distributable Amount (i+ii)                                                     $307,153.46
    (vi) Class C Interest Paid from Collection Account                                          29,629.09
    (vii) Reserve Account Draw for Class C Interest Payable                                         $0.00
    (viii) Class C Interest Carryover Shortfall                                                     $0.00
    (ix) Class C Principal Paid from Collection Account                                        159,512.09
    (x) Reserve Account Draw for Class C Principal Payable                                     118,012.28
    (xi) Class C Principal Carryover Shortfall                                                       0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))      $2,554,315.37
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                   0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                             $2,554,315.37

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                             $166,521.07
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                      0.00








CREDIT SUISSE FIRST BOSTON                                                                             Exhibit 20         Page 3
                             Key Bank USA, N.A. Automotive Specialty Finance

                           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                 January 1, 1999 through January 31, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                               $129,784.30
(B) Amounts Applied to Payahead Account (C(B))                                                      15,633.38
(C) Amounts Withdrawn from Payahead Account (C(C))                                                       0.00
                                                                                             ----------------
(D) Ending Period Balance                                                                         $145,417.68

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                     Begin. of Period           End of Period
                                                                     ----------------           -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                         $49,870,301.58           $47,094,950.49
    (ii)   Total Pool Factor                                               0.4533419                0.4281128
    (iii)  Receivables Balance                                         49,870,301.58            47,094,950.49
    (iv)   Prefunding Account Balance                                           0.00                     0.00
    (v)    Class A Note Balance                                       $33,087,167.36           $31,227,678.37
    (vi)   Class A Principal Factor                                        0.4489257                0.4236962
    (vii)  Class B Note Balance                                        $8,395,358.61            $7,923,541.95
    (viii) Class B Principal Factor                                        0.4489257                0.4236962
    (ix)   Class C Note Balance                                        $4,938,182.18            $4,660,657.81
    (viii) Class C Principal Factor                                        0.4489257                0.4236962
    (ix)   Class D Certificate Balance                                 $3,449,593.40            $3,283,072.33

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                        19.89%                   19.89%
    (ii)  Weighted Average Remaining Maturity (WAM)                            36.70 months             35.73 months
    (iii) Remaining Number of Contracts                                        5,506                    5,318



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                 $4,753,017.02

(B) Draw for Servicing Fee (II(I))                                                                       0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                          0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                          0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                          0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                          0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                           0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                     118,012.28

(I) Overcollateralization Amount                                                               $15,867,272.12
(J) Maximum Specified Reserve Balance                                                            5,325,455.60
(K) Specified Reserve Account Balance                                                            5,325,455.60

(L) Amount Available for Deposit to the RA                                                               0.00
                                                                                             ----------------

(M) RA Balance Prior to Release                                                                 $4,635,004.74
(N) Specified Reserve Account Balance                                                            5,325,455.60
(O) Reserve Account Release                                                                              0.00

(P) Ending Reserve Account Balance                                                              $4,635,004.74


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                   $680,364.90
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                             $1,161,076.00
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                  366,288.29
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                  114,422.81
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                          14,686,742.78

(D) Delinquent and Repossessed Contracts

                                                                           Contracts                 Amount
                                                                           ---------                 ------

    (i)   30-59 Days Delinquent (C(G)i)                                       165        3.10%   $1,485,907.97       3.16%
    (ii)  60-89 Days Delinquent (C(G)ii)                                        1        0.02%        8,495.54       0.02%
    (iii) 90 Days or More Delinquent (C(G)iii)                                  0        0.00%            0.00       0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                  121        2.26%    1,142,695.74       2.43%




CREDIT SUISSE FIRST BOSTON                                                                         Exhibit 20          Page 4
                               Key Bank USA, N.A. Automotive Specialty Finance

                            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                  January 1, 1999 through January 31, 1999


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------


          (A) Ratio of Net Losses to the Pool Balance as of Each
              Collection Period.
              (i)   Second Preceeding Collection Period                                                    10.51%
              (ii)  Preceeding Collection Period                                                            6.33%
              (iii) Current Collection Period                                                              16.37%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                    11.07%

          (B)    Ratio of Balance of  Contracts  Delinquent  60 Days or More and
                 Balance of Financed Vehicles Repossessed but not Charged off to
                 the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                     1.85%
              (ii)  Preceeding Collection Period                                                            2.95%
              (iii) Current Collection Period                                                               2.43%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                     2.41%

          (C) Cumulative Net Loss Ratio                                                                    13.35%

          (D) Loss and Delinquency Trigger Indicator                                          Trigger Was Not Hit


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------


          (A) Collection Account Beginning Balance (I(H))                                           2,887,512.42
          (B) Servicing Fee Paid (II(H))                                                              145,455.05
          (C) Class A Interest Paid (II(M(vi)))                                                       175,086.26
          (D) Class B Interest Paid (II(N(vi)))                                                        46,524.28
          (E) Class C Interest Paid (II(O(vi)))                                                        29,629.09
          (F) Class A Principal Paid (II(M(ix)))                                                    1,859,488.99
          (G) Class B Principal Paid (II(N(ix)))                                                      471,816.66
          (H) Class C Principal Paid (II(O(ix)))                                                      159,512.09
          (I) Reserve Account Deposit                                                                       0.00
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                       0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                     0.00
          (L) Releases to Seller                                                                            0.00






                                            AFG Receivables Trust 1997-A                           Exhibit 20     Page 5
                               Monthly Statement to Noteholders and Certificateholders
                                             Servicer: Key Bank USA, N.A.
                                        Sub Servicer: AutoFinance Group, Inc.
                                       Indenture Trustee: Bankers Trust Company
                                     Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:        January  1, 1999 through January 31, 1999
Distribution Date:        02/16/99
Month:                    20

Statement for Class A, Class B and Class C Noteholders and Certificateholders              Per $1,000 of  Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                  Class A/Class B/Class C
                                                                                               Certificate Amount
                                                                                              ---------------------
(i)   Principal Distribution
          Class A Note  Amount                                                       1,859,488.99     56.1997033
          Class B Note  Amount                                                         471,816.66     56.1997034
          Class C Note  Amount                                                         277,524.37     56.1997032
          Certificates  Amount                                                         166,521.07     48.2726647


(ii)  Interest Distribution
          Class A Note  Amount                                                         175,086.26      5.2916666
          Class B Note  Amount                                                          46,524.28      5.5416668
          Class C Note  Amount                                                          29,629.09      5.9999994



(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)       47,094,950.49


(iv)      Class A Notes Balance (end of Collection Period)                          31,227,678.37
          Class A Pool Factor (end of Collection Period)                                0.4236962
          Class B Notes Balance (end of Collection Period)                           7,923,541.95
          Class B Pool Factor (end of Collection Period)                                0.4236962
          Class C Notes Balance (end of Collection Period)                           4,660,657.81
          Class C Pool Factor (end of Collection Period)                                0.4236962
          Certificates Balance (end of Collection Period)                            3,283,072.33



(v)   Basic Servicing Fee                                                              145,455.05      2.9166667


(vi)  Aggregate Net Losses                                                             680,364.90


(vii) Reserve Account Balance after Giving Effect to Payments
      Made on Distribution Date                                                      4,635,004.74
      Specified Reserve Account Balance after Giving Effect to Payments
      Made on Distribution Date                                                      5,325,455.60
      Draws on Reserve Account                                                         118,012.28
      Deposits to Reserve Account                                                            0.00


(viii) Class A Notes Interest Carryover Shortfall                                            0.00      0.0000000
       Class B Notes Interest Carryover Shortfall                                            0.00      0.0000000
       Class C Notes Interest Carryover Shortfall                                            0.00      0.0000000
       Class A Notes Principal Carryover Shortfall                                           0.00      0.0000000
       Class B Notes Principal Carryover Shortfall                                           0.00      0.0000000
       Class C Notes Principal Carryover Shortfall                                           0.00      0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
      or purchased by Servicer                                                               0.00


(x)   Delinquent Contracts
                                                                                   Number               Balance
                                                                            --------------------------------------------
          30-59 Days                                                                         165            1,485,907.97
          60-89 Days                                                                           1                8,495.54
          90 Days or More                                                                      0                    0.00



